UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):   April 2, 2024

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 331-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 2, 2024, GSI Technology, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with D.R. Stephens & Company, LLC, as purchaser, to sell the Company’s 1213 Elko Drive property in Sunnyvale, California (the “Sunnyvale Property”) for $11.85 million in cash. The Sunnyvale Property consists of approximately 44,277 square feet of industrial and office space where the Company has its headquarters and distribution facilities. The Agreement contains customary representations, warranties, covenants and closing conditions. The Agreement can be terminated by the purchaser for any reason during the purchaser’s 45-day diligence period, and if terminated by the purchaser, the $250,000 deposit will be refunded to the purchaser. If termination occurs after the purchaser’s 45-day diligence period and before closing, the deposit will not be refunded to the purchaser, except in the event of the Company’s default under the Agreement. The foregoing description of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Company further agreed that upon closing, the Company will enter into a lease agreement (the “Lease”) and lease all of the Sunnyvale Property from the purchaser that it currently occupies for an initial term of ten years from the closing of the sale of the Sunnyvale Property. The Company has the option to renew the term of the Lease for two additional five-year periods. Pursuant to the Lease, the Company is responsible for base rent initially at a rate of approximately $90,768 per month and the monthly operational expenses, such as maintenance, insurance, property taxes and utilities. The rental rate will increase three percent (3%) per year beginning on the first anniversary of the closing. The foregoing description of the terms of the Lease is subject to, and qualified in its entirety by, the form of Lease, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Purchase and Sale Agreement dated April 2, 2024 between GSI Technology, Inc. and D.R. Stephens & Company, LLC
10.2	Form of Lease Agreement between D.R. Stephens & Company, LLC or its affiliate, as landlord, and GSI Technology, Inc., as tenant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024

GSI Technology, Inc.

By:	/s/ Douglas M. Schirle
Douglas M. Schirle
Chief Financial Officer

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